UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Seven Springs Way, Suite 500 Brentwood, Tennessee 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SGRY	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Third Amendment to Credit Agreement
On April 16, 2020, SP Holdco I, Inc., a Delaware corporation (“Holdings”), and Surgery Center Holdings, Inc., a Delaware corporation (the “Borrower”), each a wholly-owned subsidiary of Surgery Partners, Inc. (the “Company”), entered into a third amendment to credit agreement governing their revolving credit facility (the “Revolver”), dated as of April 16, 2020 (the “Third Amendment”), with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto, which amended and supplemented financial covenant applicable to the Revolver under the credit agreement, dated as of August 31, 2017, by and among the Borrower, Holdings, certain wholly-owned subsidiaries of the Borrower party thereto from time to time, Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto from time to time (as amended prior to the date hereof) (the “Credit Agreement”). The amendments pursuant to the Third Amendment became effective concurrently with the funding of the 2020 Incremental Term Loans on April 22, 2020.
The foregoing description of the Third Amendment is qualified in its entirety by the text of the Third Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.
Second Incremental Term Loan Amendment
On April 22, 2020, Holdings and the Borrower, together with certain wholly-owned subsidiaries of the Borrower, entered into a second incremental term loan amendment, dated as of April 22, 2020 (the “Second Incremental Term Loan Amendment”), with Jefferies Finance LLC, as administrative agent and collateral agent, and the other financial institutions party thereto, which further amended and supplemented the Credit Agreement to provide for a $120.0 million senior secured incremental term loan (the “2020 Incremental Term Loans”). The 2020 Incremental Term Loans were fully drawn on April 22, 2020 and bear interest at a rate per annum equal to (x) LIBOR plus a margin of 8.00% per annum or (y) an alternate base rate (which will be the highest of (i) the prime rate, (ii) 0.5% per annum above the federal funds effective rate, (iii) one-month LIBOR plus 1.00% per annum and (iv) 2.00% per annum) plus a margin of 7.00% per annum. The 2020 Incremental Term Loans were incurred as a separate tranche of term loans under the Credit Agreement, and are subject to maturity, amortization and mandatory prepayment provisions consistent with the existing terms loans outstanding under the Credit Agreement. Voluntary prepayments of the 2020 Incremental Term Loans are permitted, in whole or in part, with prior notice, without premium or penalty (except LIBOR breakage costs and a make-whole and call premium, as applicable, in the case of certain prepayments or events within a specified period of time after April 22, 2020, as set forth in the Second Incremental Term Loan Amendment).
The foregoing description of the Second Amendment is qualified in its entirety by the text of the Second Incremental Term Loan Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth, or incorporated by reference, in Item 1.01 above with respect to the Second Incremental Term Loan Amendment is hereby incorporated by reference into this Item 2.03, insofar as it relates to the information required to be disclosed under this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment to the Credit Agreement, dated as of April 16, 2020, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other lenders party thereto.
10.2
Second Incremental Term Loan Amendment, dated as of April 22, 2020, by and among SP Holdco I, Inc., Surgery Center Holdings, Inc., Jefferies Finance LLC and the other guarantors and lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGERY PARTNERS, INC.

By:	/s/ Jennifer Baldock Jennifer Baldock Executive Vice President and Chief Administrative Officer
Date: April 22, 2020